UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026 (August 25, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on May 21, 2026, Ensysce Biosciences Inc. (the “Company”) received notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that due to the Company’s non-compliance with the $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) as of March 31, 2026, the Company is subject to delisting unless it submits a plan within 45 days (by July 6, 2026) to regain compliance and, if the plan is accepted, the Company may be granted an extension of up to 180 days from May 21, 2026, to regain compliance. The Company submitted a timely plan. On August 25, 2026, Nasdaq notified the Company that Nasdaq has determined that the Company complies with Rule 5550(b)(1) but that the Company is subject to delisting if it fails to evidence compliance in its next periodic report filed with the Securities and Exchange Commission. The Company believes it will be able to evidence compliance in its next periodic report.

As previously reported, on February 25, 2026, the Company received notice from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) because the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days (“Minimum Price Listing Requirement”). Nasdaq provided the Company with 180 calendar days, or until August 24, 2026, to regain compliance. On August 25, 2026, Nasdaq granted the Company an additional 180 calendar days, or until February 22, 2027, to regain compliance. The Company intends to take actions necessary to regain compliance with the Minimum Price Listing Requirement.

As previously reported, on August 5, 2026, the Company acquired Cy Biopharma, Inc., a Delaware corporation (“Cy”, and such transaction, the “Cy Transaction”), On August 25, 2026, the Company received notification from Nasdaq that the proposed transaction with Cy will result in a Change of Control under Nasdaq Listing Rule 5110(a) and that the post-transaction company will be required to satisfy Nasdaq’s initial listing criteria and complete the initial listing process prior to the Company obtaining shareholder approval of the conversion of preferred stock issued in the transaction with the Cy Transaction. Failure to meet the Nasdaq listing requirements will subject the Company to a suspension of trading of its securities. The Company intends to submit timely an initial listing application.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2026

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	Chief Executive Officer

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